EXHIBIT 10.22 (a)
FIRST AMENDMENT TO
SERVICING AGREEMENT
THIS FIRST AMENDMENT TO SERVICING AGREEMENT (this “First Amendment”), is made and dated as of March 30, 2007 among AMERICAN COLOR GRAPHICS, INC., a New York corporation (together with any permitted successors and assigns, the “Servicer”), AMERICAN COLOR GRAPHICS FINANCE, LLC, a Delaware limited liability company (together with any permitted successors and assigns, the “Purchaser” and, together with the Servicer, the “ACG Parties”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Administrative Agent”).
RECITALS
     1. The Purchaser, the Servicer and the Administrative Agent are parties to that certain Servicing Agreement, dated as of September 26, 2006 (the “Existing Servicing Agreement”).
     2. The Purchaser, the Servicer and the Administrative Agent have agreed to certain amendments to the Existing Servicing Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
Part 1
Definitions
     Section 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this First Amendment have the following meanings:
     “Amended Servicing Agreement” means the Existing Servicing Agreement as amended hereby.
     “First Amendment Effective Date” shall mean March 30, 2007, subject to the ACG Parties’ satisfaction of, or the Lenders’ waiver of, each of the conditions set forth in Part 4 of this First Amendment.
     Section 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this First Amendment have the meanings provided in the Amended Servicing Agreement.

Part 2
Amendments to Existing Servicing Agreement
     Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Servicing Agreement is hereby amended in accordance with this Part 2. Except as so amended, the Existing Servicing Agreement shall continue in full force and effect.
     Section 2.1. Amendment of Section 5.3. Section 5.3 of the Existing Servicing Agreement is amended by replacing the table for the First Lien Leverage Ratio with the following revised table:

	March 31	June 30	September 30	December 31
2006	N/A	N/A	2.45 to 1.00	2.40 to 1.00
2007	2.55 to 1.00	2.55 to 1.00	2.15 to 1.00	2.15 to 1.00
2008	2.15 to 1.00	2.10 to 1.00	2.10 to 1.00	2.05 to 1.00
Thereafter	2.00 to 1.00	2.00 to 1.00	2.00 to 1.00	2.00 to 1.00
Part 3
Representations and Warranties
The ACG Parties represent and warrant to the Administrative Agent, the Collateral Agent and each other that, on and as of the First Amendment Effective Date, and after giving effect to this First Amendment:
     Section 3.1. Authority. Each of the ACG Parties has all the necessary corporate power to make, execute, deliver, and perform this First Amendment, and this First Amendment constitutes the legal, valid and enforceable obligation of such ACG Party, enforceable against such ACG Party in accordance with its terms.
     Section 3.2. No Legal Obstacle to Agreement. Neither the execution of this First Amendment, nor the performance of the Amended Servicing Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which an ACG Party is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to an ACG Party, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of an ACG Party. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by an ACG Party of this First Amendment, the Amended Servicing Agreement, or the transactions contemplated hereby or thereby.
     Section 3.3. Incorporation of Certain Representations. The representations and warranties set forth in Article IV of the Amended Servicing Agreement are true and correct in all material respects on and as of the First Amendment Effective Date as though made on and as of the date hereof except for any representations and warranties that expressly relate solely to an earlier date, which representations and warranties were true and accurate in all material respects on and as of such earlier date.
     Section 3.4. Default. No Servicer Default has occurred and is continuing under the Amended Servicing Agreement, and no Default or Event of Default has occurred and is continuing under the Credit Agreement.
Part 4
Conditions to Effectiveness
     This First Amendment shall be and become effective on the First Amendment Effective Date provided that (i) each of the conditions set forth in this Part 4 shall have been satisfied (or satisfaction thereof has been waived by the Administrative Agent and the Required Lenders) on or before April 10, 2007, and (ii) the Servicer and the Purchaser shall have duly executed counterparts of this First Amendment and provided telecopied signature pages to the Administrative Agent. If the ACG Parties fail to satisfy each of the conditions set forth in this Part 4 prior to 4:00 p.m. (Eastern time) on April 10, 2007, then, at the option of the Administrative Agent and the Required Lenders, upon notice to the ACG Parties, this First Amendment shall be null and void.
Section 4.1. Corporate Resolutions. The Administrative Agent shall have received a copy of the resolution or resolutions passed by the Board of Directors of the ACG Parties, certified by the Secretary or an Assistant Secretary of such ACG Party as being in full force and effect on the date hereof, authorizing the amendments to the Existing Servicing Agreement herein provided for and the execution, delivery and performance of this First Amendment and any note or other instrument or agreement required hereunder.
Section 4.2. Authorized Signatories. The Administrative Agent shall have received a certificate, signed by the Secretary or an Assistant Secretary of each ACG Party, dated as of the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this First Amendment and any instrument or agreement required hereunder on behalf of an ACG Party.
Part 5
Miscellaneous
     Section 5.1. References to the Servicing Agreement. Each reference to the Servicing Agreement in the Amended Servicing Agreement, the Notes or any of the other instruments, agreements, certificates or other documents executed in connection therewith (collectively, the “Loan Documents”), shall be deemed to be a reference to the Amended Servicing Agreement, and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance therewith.

     Section 5.2. Expenses of Administrative Agent. Within seven (7) Business Days of the receipt from the Administrative Agent of a detailed bill, the Servicer shall pay all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of the Amended Servicing Agreement, this First Amendment and any other Loan Documents executed pursuant hereto and any and all modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of the Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.
     Section 5.3. Benefits. This First Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     Section 5.4. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.
     Section 5.5. Effect. Except as expressly herein amended, the terms and conditions of the Existing Servicing Agreement shall remain in full force and effect without amendment or modification, express or implied. The entering into this First Amendment by the Administrative Agent shall not be construed or interpreted as an agreement by the Administrative Agent to enter into any future amendment or modification of the Amended Servicing Agreement or any of the other Loan Documents.
     Section 5.6. Counterparts; Telecopied Signatures. This First Amendment may be executed in any number of counterparts and by different parties to this First Amendment on separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Any signature delivered or transmitted by a party by facsimile transmission shall be deemed to be an original signature hereto.
     Section 5.7. Integration. This First Amendment, together with the Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This First Amendment supersedes all prior drafts and communications with respect thereto. This First Amendment may not be amended except in writing.
     Section 5.8. Further Assurances. The ACG Parties agree to take such further actions as the Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.
     Section 5.9. Section Titles. Section titles and references used in this First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered as of the date first written above.

AMERICAN COLOR GRAPHICS, INC.

By:	/s/ Patrick W. Kellick

Name:	Patrick W. Kellick

Title:	SVP/CFO

AMERICAN COLOR GRAPHICS FINANCE, LLC

By:	/s/ Denise Royce

Name:	Denise Royce

Title:	CFO

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Peter Sherman

Name:	Peter Sherman

Title:	Managing Director

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Peter Sherman

	Name:	Peter Sherman

	Title:	Managing Director
[signatures continued]

PRINTING INVESTORS L.L.C.
BY: FARALLON CAPITAL
MANAGEMENT, LLC, ITS MANAGER

By:	/s/ Derek C. Schrier

Name:	Derek C. Schrier

Title:	Managing Member
[signatures continued]

SPCP GROUP, L.L.C.

By:	/s/ Richard Petrilli

Name:	Richard Petrilli

Title:	Authorized Signatory
[signatures continued]

SPCP GROUP III, L.L.C.

By:	/s/ Richard Petrilli

Name:	Richard Petrilli

Title:	Authorized Signature